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                                                                    Exhibit 21.1

                  Subsidiaries of Internet Capital Group, Inc.

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
Name                                                                    Jurisdiction of Incorporation
- ----                                                                    -----------------------------
Internet Capital Group Operations, Inc.                                            Delaware
Internet Capital Group (Europe), Ltd.                                           United Kingdom
ICG Holdings, Inc.                                                                 Delaware
ICG Japan K.K.                                                                      Japan
Agribuys, Inc.                                                                    California
Arbinet-thexchange, Inc.                                                           Delaware
assetTRADE.com, Inc.                                                               Delaware
Autovia Corporation                                                                Delaware
Blackbird, Inc.                                                                    Delaware
Blackboard, Inc.                                                                   Delaware
Breakaway Solutions, Inc.                                                          Delaware
buy.co.uk limited                                                               United Kingdom
BuyMedia, Inc.                                                                    California
cargobiz.com AG                                                                    Germany
Citadon, Inc.                                                                      Delaware
ClearCommerce Corporation                                                          Delaware
Collabria, Inc.                                                                    Delaware
CommerceQuest, Inc.                                                                Florida
CommerX, Inc.                                                                      Delaware
ComputerJobs.com, Inc.                                                             Georgia
Context Integration, Inc.                                                          Delaware
CourtLink Corporation                                                             Washington
CreditTrade, Inc.                                                                  Delaware
CyberCrop.com, Incorporated                                                        Delaware
Deja.com, Inc.                                                                      Texas
Delphion, Inc.                                                                     Delaware
E-Chemicals, Inc.                                                                  Delaware
eColony, Inc.                                                                      Delaware
eCredit.com, Inc.                                                                  Delaware
eMarket Capital, Inc.                                                              Delaware
eMarketWorld, Inc.                                                                 Delaware
eMerge Interactive, Inc.                                                           Delaware
eMetra Limited                                                                  United Kingdom
eu-Supply.com Svenska AB                                                            Sweden
Employeelife.com                                                                  California
Emptoris, Inc.                                                                     Delaware
Entegrity Solutions Corporation                                                   California
Eumedix.com BV                                                                   Netherlands
FOL Networks                                                                    United Kingdom
Free Borders.com, Inc.                                                             Delaware
Fuelspot.com, Inc.                                                                 Delaware
GoIndustry AG                                                                      Germany
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
InfoMart Corporation                                                                Japan
inreon limited                                                                  United Kingdom
ICG Asia Ltd.                                                                      Bermuda
ICG Commerce Holdings, Inc.                                                        Delaware
Internet Commerce Systems, Inc.                                                    Delaware
Internet Healthcare Group, L.L.C.                                                  Delaware
Investor Force Holdings, Inc.                                                      Delaware
iParts, Inc.                                                                       Delaware
iSky, Inc.                                                                         Maryland
iVOWS Ineractive Limited (d/b/a Mesania.com)                                    United Kingdom
Jamcracker, Inc.                                                                   Delaware
Linkshare Corporation                                                              Delaware
Logistics.com, Inc.                                                                Delaware
MetalSite, Inc.                                                                    Delaware
MROLink Corporation                                                                Delaware
NationStreet, Inc.                                                              Massachusetts
NetVendor Systems Inc.                                                             Delaware
OnMedica Group PLC                                                              United Kingdom
ONVIA.com, Inc.                                                                   Washington
PaperExchange.com LLC                                                              Delaware
Persona, Inc.                                                                   United Kingdom
PrintMountain Ltd                                                               United Kingdom
RetailExchange.com, Inc.                                                           Delaware
RightWorks Corporation                                                            California
SageMaker, Inc.                                                                    Delaware
Simplexis.com                                                                     California
Sourceree Limited                                                               United Kingdom
Star-Cite, Inc.                                                                    Delaware
Surgency, Inc.                                                                  Massachusetts
Syncra Software, Inc.                                                              Delaware
TALPX Inc.                                                                         Delaware
TeamOn.com, Inc.                                                                   Delaware
Textiles Online Marketplaces Limited                                             Isle of Man
Tibersoft Corporation                                                           Massachusetts
traffic.com, Inc.                                                                  Delaware
United Messaging, Inc.                                                             Delaware
Universal Access, Inc.                                                             Illinois
Usgift.com Corporation                                                             Georgia
VerticalNet, Inc.                                                                  Delaware
VerticalNet Europe BV                                                            Netherlands
Vivant! Corporation                                                                Delaware
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                  Unless otherwise provided, each of the subsidiaries named
above do business under the same name.